Exhibit 99.2

CRANE CO.

Income Statement Data

(in thousands, except per share data)

	Three Months Ended March 31,
	2009		2008
Net Sales:
Aerospace & Electronics	$151,947		$158,451
Engineered Materials	38,152		82,773
Merchandising Systems	71,694		113,504
Fluid Handling	266,497		288,500
Controls	26,849		35,640

Total Net Sales	$555,139		$678,868

Operating Profit:
Aerospace & Electronics	$17,233		$15,995
Engineered Materials	1,487		11,654
Merchandising Systems	2,980		14,138
Fluid Handling	36,767		44,762
Controls	414		1,300
Corporate	(20,997	)*	(12,500)

Total Operating Profit	37,884		75,349

Interest Income	843		2,284
Interest Expense	(6,770)		(6,505)
Miscellaneous- Net	1,592		330

Income Before Income Taxes	33,549		71,458
Provision for Income Taxes	10,238		23,080

Net Income	$23,311		$48,378

Share Data:
Net Income per Diluted Share	$0.40		$0.79

Average Diluted Shares Outstanding	58,543		60,955
Average Basic Shares Outstanding	58,453		60,040

Supplemental Data:
Cost of Sales	$382,010		$452,531
Selling, General & Administrative	135,245		150,988
Depreciation and Amortization **	15,053		14,983
Stock-Based Compensation Expense	2,062		3,615

*	Includes a charge of $7.75 million related to the settlement of a lawsuit brought against the Company by a customer alleging failure of our fiberglass-reinforced plastic material.
**	Amount included within cost of sales and selling, general & administrative costs.

CRANE CO.

Condensed Balance Sheets

(in thousands)

	March 31, 2009	December 31, 2008
ASSETS
Current Assets
Cash and Cash Equivalents	$210,315	$231,840
Accounts Receivable, net	324,596	334,263
Current Insurance Receivable - Asbestos	35,300	41,300
Inventories, net	352,056	349,926
Other Current Assets	67,320	63,911

Total Current Assets	989,587	1,021,240

Property, Plant and Equipment, net	287,798	290,814
Long-Term Insurance Receivable - Asbestos	244,956	260,660
Other Assets	412,601	420,542
Goodwill	765,125	781,232

Total Assets	$2,700,067	$2,774,488

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$7,507	$16,622
Accounts Payable	156,917	182,147
Current Asbestos Liability	91,000	91,000
Accrued Liabilities	243,164	246,915
Income Taxes	228	1,980

Total Current Liabilities	498,816	538,664

Long-Term Debt	398,523	398,479
Long-Term Deferred Tax Liability	22,533	22,971
Long-Term Asbestos Liability	820,447	839,496
Other Liabilities	221,526	229,057

Shareholders’ Equity	738,222	745,821

Total Liabilities and Shareholders’ Equity	$2,700,067	$2,774,488

CRANE CO.

Condensed Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2009	2008
Operating Activities:
Net income	$23,311	$48,378
Depreciation and amortization	15,053	14,983
Stock-based compensation expense	2,062	3,615
Deferred income taxes	8,694	6,097
Cash used for operating working capital	(27,619)	(29,834)
Other	(8,773)	2,951

Subtotal	12,728	46,190
Asbestos related payments, net of insurance recoveries	2,656 *	(2,061)

Total provided by operating activities	15,384	44,129

Investing Activities:
Capital expenditures	(9,974)	(9,080)
Proceeds from disposition of capital assets	1,703	676
Payment for acquisition, net of cash acquired	—	(85)
Proceeds from divestiture	—	506

Total used for investing activities	(8,271)	(7,983)

Financing Activities:
Dividends paid	(11,688)	(10,795)
Reacquisition of shares on open market	—	(40,000)
Stock options exercised - net of shares reacquired	(637)	3,556
Excess tax benefit from stock-based compensation	—	107
Change in short-term debt	(9,316)	9,037

Total used for financing activities	(21,641)	(38,095)

Effect of exchange rate on cash and cash equivalents	(6,997)	13,307

(Decrease) increase in cash and cash equivalents	(21,525)	11,358
Cash and cash equivalents at beginning of period	231,840	283,370

Cash and cash equivalents at end of period	$210,315	$294,728

* Includes a $14.5 million insurance settlement receipt from the Highlands Insurance Company.

CRANE CO.

Order Backlog

(in thousands)

	March 31, 2009	December 31, 2008	March 31, 2008
Aerospace & Electronics	$396,393	$418,382	$407,398
Engineered Materials	6,924	6,942	15,941
Merchandising Systems	18,822	23,407	42,551
Fluid Handling*	275,660	302,653	268,302
Controls	26,667	30,509	34,464

Total Backlog	$724,466	$781,893	$768,656

*	Includes Order Backlog of $46.5 million in March 2009 and $57.0 million in December 2008 pertaining to 2008 acquisitions of Delta and Krombach.

CRANE CO.

Non-GAAP Financial Measures

(in thousands)

	Three Months Ended March 31,		Percent Change March 31, 2009
	2009	2008	Three Months
INCOME ITEMS
Net Sales	$555,139	$678,868	-18.2%
Operating Profit	37,884	75,349

Special Items impacting Operating Profit:
Lawsuit Settlement—Pre-Tax (a)	7,750	—
Restructuring Charges (Gains)	(448)	—

Operating Profit before Special Items	$45,186	$75,349	-40.0%

Percentage of Sales	8.1%	11.1%
				2009 Full Year Guidance
				Low		High
Net Income	$23,311	$48,378		$118,862		$136,562
Per Share	$0.40	$0.79		$2.01		$2.31

Special Items impacting Net Income:
Lawsuit Settlement—Net of Tax (a)	5,038	—		5,038		5,038
Per Share	$0.09	—		$0.09		$0.09

Restructuring Charges (Gains)—Net of Tax	(291)	—		8,850	(b)	8,850	(b)
Per Share	$(0.00)	—		$0.15		$0.15

Net Income before Special Items	$28,058	$48,378	-42.0%	$132,750		$150,450

Per Share	$0.48	$0.79		$2.25		$2.55

(a)	During the three months ended March 31, 2009, the Company recorded a charge for the settlement of a lawsuit brought against the Company by a customer alleging failure of its fiberglass-reinforced plastic material.
(b)	Amounts represent $15 million of pre-tax restructuring charges ($8.85 million after-tax) in connection with the Restructuring Program and integration expenses related to the acquisition of Krombach.

	March 31, 2009	December 31, 2008
BALANCE SHEET ITEMS
Notes Payable and Current Maturities of Long-Term Debt	$7,507	$16,622
Long-Term Debt	398,523	398,479

Total Debt	406,030	415,101
Less: Cash and Cash Equivalents	(210,315)	(231,840)

Net Debt	195,715	183,261
Shareholders’ Equity	738,222	745,821

Net Capitalization	$933,937	$929,082

Percentage of Net Debt to Net Capitalization	21.0%	19.7%

	Three Months Ended March 31,
	2009	2008
CASH FLOW ITEMS
Cash Provided from Operating Activities before Asbestos—Related Payments	$12,728	$46,190
Asbestos Related Payments, Net of Insurance Recoveries	2,656 *	(2,061)

Cash Provided from Operating Activities	15,384	44,129
Less: Capital Expenditures	(9,974)	(9,080)

Free Cash Flow	$5,410	$35,049

*	Includes a $14.5 million insurance settlement receipt from the Highlands Insurance Company.

Certain non-GAAP measures have been provided to facilitate comparison with the prior year.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. In addition, Free Cash Flow provides supplemental information to assist management and investors in analyzing the Company’s ability to generate positive cash flow. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.